Filed pursuant to Rule 424(b)(2) / Registration Statement No. 333-284538

GS Finance Corp. $19,849,050 Buffer GEARS due 2027 guaranteed by The Goldman Sachs Group, Inc. Linked to the least performing of the SPDR® S&P 500® ETF Trust and the SPDR® Gold Trust
Investment Description

The amount you will be paid on your securities is based on the performance of the least performing of the SPDR® S&P 500® ETF Trust and the SPDR® Gold Trust (each, an ETF). The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc.

The return on your notes is linked, in part, to the performance of the SPDR® S&P 500® ETF Trust and not to that of the index on which the SPDR® S&P 500® ETF Trust is based.

If the closing price of each ETF on the determination date (the final ETF price) is greater than its initial ETF price, then the return on your securities will be positive and equal the product of the ETF return of the lesser performing ETF (the percentage increase or decrease in its final ETF price from its initial ETF price) multiplied by the upside gearing. If the final ETF price of any ETF is equal to or less than its initial ETF price but the final ETF price of each ETF is greater than or equal to its downside threshold, you will receive the face amount of your securities at maturity. If the final ETF price of any ETF is less than its downside threshold, the return on your securities will be negative and you will lose 1.00% of the face amount of your securities for every 1.00% decline in the ETF price of the lesser performing ETF beyond its downside threshold. You will receive less than the face amount of your securities and you will lose 85.00% of your investment in the securities if the final ETF price of any ETF is zero. The lesser performing ETF is the ETF with the lowest ETF return.

Investing in the securities involves significant risks. You may lose a significant portion of your investment. You will be exposed to the market risk of each ETF on the determination date, and any decline in the price of one ETF may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the price of any other ETF. The contingent repayment of principal applies only at maturity. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of GS Finance Corp. and The Goldman Sachs Group, Inc.

Features							Key Dates
o
Enhanced Exposure to Positive ETF Return of Lesser Performing ETF – At maturity, the securities provide exposure to any positive ETF return of the lesser performing ETF times the upside gearing.
o
Contingent Repayment of Principal at Maturity with Potential for Buffered Downside Market Exposure – At maturity, if the final ETF price of any ETF is equal to or less than its initial ETF price but the final ETF price of each ETF is greater than or equal to its downside threshold, you will receive a payment equal to the face amount of your securities. If, however, the final ETF price of any ETF is less than its downside threshold, you will receive less than the face amount of your securities, resulting in a percentage loss on your investment equal to the percentage that the final ETF price of the lesser performing ETF is less than its initial ETF price in excess of the buffer. You may lose a substantial portion of your investment. The contingent repayment of principal applies only if you hold the securities to maturity. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of GS Finance Corp. and The Goldman Sachs Group, Inc.
				Trade date			October 17, 2025
				Original issue date			October 21, 2025
				Determination date*			October 18, 2027
				Stated maturity date*			October 20, 2027

*Subject to postponement.

Notice to investors: the securities are a riskier investment than ordinary debt securities. GS Finance Corp. is not necessarily obligated to repay the face amount of the securities at maturity, and the securities may have downside market risk similar to that of the ETFs, subject to the buffer. This market risk is in addition to the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. You should not purchase the securities if you do not understand or are not comfortable with the significant risks involved in investing in the securities.

You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-11.

Key Terms
ETF	Bloomberg Symbol	Initial ETF Price	Upside Gearing	Downside Threshold	Buffer	CUSIP	ISIN
SPDR® S&P 500® ETF Trust	SPY UP Equity	$664.39	1.8475	85.00% of its initial ETF price	15.00%	36272A433	US36272A4334
SPDR® Gold Trust	GLD UP Equity	$388.99		85.00% of its initial ETF price	15.00%

The estimated value of your securities at the time the terms of your securities are set on the trade date is equal to approximately $9.55 per $10 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your securities, if it makes a market in the securities, see page PS-2.

Original issue price	Underwriting discount	Net proceeds to the issuer
100.00% of the face amount	2.00% of the face amount	98.00% of the face amount

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	UBS Financial Services Inc. Selling Agent

Pricing Supplement No. 20,315 dated October 17, 2025.

The issue price, underwriting discount and net proceeds listed above relate to the securities we sell initially. We may decide to sell additional securities after the date of this pricing supplement , at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in securities will depend in part on the issue price you pay for such securities.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the trade date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $9.55 per $10 face amount), which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $0.40 per $10 face amount).

Prior to January 17, 2026, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis over the period from the time of pricing through January 16, 2026). On and after January 17, 2026, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

About Your Securities

The securities are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp., and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your securities and therefore should be read in conjunction with such documents:

• General terms supplement no. 17,741 dated February 14, 2025

• Prospectus supplement dated February 14, 2025

• Prospectus dated February 14, 2025

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

We refer to the securities we are offering by this pricing supplement as the “offered securities” or the “securities”. Each of the offered securities has the terms described below. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 17,741 to “underlier(s)”, “indices” and “exchange-traded fund(s)” shall be deemed to refer to “underlying(s)”, “underlying index(es)” and “underlying ETF(s)”, respectively.

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021.

Minimum Purchase Amount of Securities Offered Hereby

In connection with the initial offering of the securities, the minimum face amount of securities that may be purchased by any investor is $1,000.

Investor Suitability

The securities may be suitable for you if, among other considerations:

• You fully understand the risks inherent in an investment in the securities, including the risk of loss of up to 85.00% of the face amount of the securities.

• You understand and accept that an investment in the securities is linked to the performance of the lesser performing ETF and not a basket of the ETFs, that you will be exposed to the individual market risk of each ETF on the determination date and that you may lose a substantial portion of your investment if the closing price of any ETF is less than its downside threshold on the determination date.

• You can tolerate a loss of a substantial portion of your investment, and are willing to make an investment that may have downside market risk similar to that of a hypothetical investment in the lesser performing ETF or the stocks comprising the lesser performing ETF, subject to the buffer.

• You believe that the price of each ETF will appreciate over the term of the securities.

• You can accept that the risks of each ETF are not mitigated by the performance of any other ETF and the risks of investing in securities with a return based on the performance of multiple ETFs.

• You are willing to invest in the securities based on the upside gearing and the downside threshold(s) (and corresponding buffer(s)) specified on the cover hereof.

• You can tolerate fluctuations in the market price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the prices of the ETFs.

• You do not seek current income from your investment, and are willing to forgo dividends paid on the ETFs or the stocks comprising the ETFs.

• You are able and willing to hold the securities to maturity.

• You accept that there may be little or no secondary market for the securities and that any secondary market will depend in large part on the price, if any, at which GS&Co., is willing to purchase the securities.

• You understand and accept the risks associated with the ETFs.

• You are willing to assume the credit risks of GS Finance Corp. and The Goldman Sachs Group, Inc. for all payments under the securities, and understand that if GS Finance Corp. and The Goldman Sachs Group, Inc. default on their obligations, you may not receive any amounts due on the securities.

The securities may not be suitable for you if, among other considerations:

• You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of up to 85.00% of the face amount of the securities.

• You do not understand or are unwilling to accept that an investment in the securities is linked to the performance of the lesser performing ETF and not a basket of the ETFs, that you will be exposed to the individual market risk of each ETF on the determination date and that you may lose a significant portion of your investment if the closing price of any ETF is less than its downside threshold on the determination date.

• You require an investment designed to provide a full return of principal at maturity.

• You cannot tolerate a loss of a substantial portion of your investment, or you are not willing to make an investment that may have downside market risk similar to that of a hypothetical investment in the lesser performing ETF or the stocks comprising the lesser performing ETF, subject to the buffer.

• You believe that the price of any ETF will decline during the term of the securities and the final ETF price of any ETF is likely to close below its downside threshold.

• You cannot accept that the risks of each ETF are not mitigated by the performance of any other ETF or the risks of investing in securities with a return based on the performance of multiple ETFs.

• You are not willing to invest in the securities based on the upside gearing or the downside threshold(s) (and corresponding buffer(s)) specified on the cover hereof.

• You cannot tolerate fluctuations in the market price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the prices of the ETFs.

• You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

• You seek current income from your investment, or prefer to receive the dividends paid on the ETFs or the stocks comprising the ETFs.

• You are unable or unwilling to hold the securities to maturity, or you seek an investment for which there will be an active secondary market.

• You do not understand or accept the risks associated with the ETFs.

• You are not willing to assume the credit risks of GS Finance Corp. and The Goldman Sachs Group, Inc. for all payments under the securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the securities in light of your particular circumstances. You should also review carefully the “Additional Risk Factors Specific to Your Securities” section of this pricing supplement. For more information on the ETFs, please see the section titled “The Underlying ETFs” below.

Key Terms (continued)

Company (Issuer):	GS Finance Corp.
Guarantor:	The Goldman Sachs Group, Inc.
Underlying ETFs:	the SPDR® S&P 500® ETF Trust and the SPDR® Gold Trust
Underlying index:	with respect to the SPDR® S&P 500® ETF Trust, the index tracked by such underlying ETF
Face amount:

$19,849,050 in the aggregate on the original issue date; the aggregate face amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the trade date.

Authorized denominations:	$10 or any integral multiple of $10 in excess thereof
Principal amount:	On the stated maturity date, the company will pay, for each $10 of the outstanding face amount, an amount in cash equal to the cash settlement amount.
Cash settlement amount:

•    if the final underlying ETF price of each underlying ETF is greater than its initial underlying ETF price, the sum of (i) $10 plus (ii) the product of (a) the lesser performing underlying ETF return times (b) $10 times (c) the upside gearing;

•    if the final underlying ETF price of any underlying ETF is equal to or less than its initial underlying ETF price but the final underlying ETF price of each underlying ETF is greater than or equal to its downside threshold, $10; or

•    if the final underlying ETF price of any underlying ETF is less than its downside threshold, the sum of (i) $10 plus (ii) the product of (a) $10 times (b) the sum of the lesser performing underlying ETF return plus the buffer

Initial underlying ETF price:

$664.39 with respect to the SPDR® S&P 500® ETF Trust and $388.99 with respect to the SPDR® Gold Trust. The initial underlying ETF price of each underlying ETF is the closing price of such underlying ETF on the trade date.

Final underlying ETF price:	with respect to each underlying ETF, the closing price of such underlying ETF on the determination date
Underlying ETF return:

with respect to each underlying ETF, the quotient of (i) its final underlying ETF price minus its initial underlying ETF price divided by (ii) its initial underlying ETF price, expressed as a percentage

Upside gearing:	1.8475
Downside threshold:	with respect to each underlying ETF, 85.00% of its initial underlying ETF price (rounded to the nearest one-hundredth)
Buffer:	15.00%
Lesser performing underlying ETF return:	the underlying ETF return of the lesser performing underlying ETF
Lesser performing underlying ETF:	the underlying ETF with the lowest underlying ETF return
Trade date:	October 17, 2025
Original issue date:	October 21, 2025
Determination date:	October 18, 2027, subject to adjustment as described in the accompanying general terms supplement
Stated maturity date:	October 20, 2027, subject to adjustment as described in the accompanying general terms supplement
Discontinuance or modification of an underlying ETF:

(i) If, with respect to the SPDR® S&P 500® ETF Trust, such underlying ETF is delisted from the exchange on which the underlying ETF has its primary listing and its underlying ETF investment advisor or anyone else publishes a substitute underlying ETF that the calculation agent determines is comparable to such underlying ETF and approves as a successor underlying ETF, or if the calculation agent designates a substitute underlying ETF, then the calculation agent will determine the cash settlement amount on the stated maturity date by reference to such successor underlying ETF.

If the calculation agent determines that such underlying ETF is delisted or withdrawn from the exchange on which the underlying ETF has its primary listing and there is no successor underlying ETF, the calculation agent will determine the cash settlement amount on the stated maturity date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying ETF.

If the calculation agent determines that the underlying ETF, the underlying ETF stocks comprising such ETF or the method of calculating such underlying ETF is changed at any time in any respect — including any split or reverse split of the underlying ETF, a material change in the investment objective of the underlying ETF and any addition, deletion or substitution and any reweighting or rebalancing of such underlying ETF or the underlying ETF stocks and whether the change is made by the underlying ETF investment advisor under its existing policies or following a modification of those policies, is due to the publication of a successor underlying ETF, is due to events affecting one or more of the underlying ETF stocks or their issuers or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments in such underlying ETF or the method of its calculation as it believes are appropriate to ensure that the prices of such underlying ETF used to determine the cash settlement amount on the stated maturity date is equitable.

(ii) If, with respect to the SPDR® Gold Trust, such underlying ETF is delisted from the exchange on which the underlying ETF has its primary listing and the underlying ETF investment advisor or anyone else publishes a substitute underlying ETF that the calculation agent determines is comparable to such underlying ETF and approves as a successor underlying ETF, or if the calculation agent designates a substitute underlying ETF, then the calculation agent will determine the cash settlement amount on the stated maturity date by reference to such successor underlying ETF.

If the calculation agent determines that the underlying ETF is delisted or withdrawn from the exchange on which the underlying ETF has its primary listing and there is no successor underlying ETF, the calculation agent will determine the cash settlement amount on the stated maturity date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying ETF.

If the calculation agent determines that the underlying ETF or the method of calculating such underlying ETF is changed at any time in any respect — including any split or reverse split of the underlying ETF, a material change in the investment objective of the underlying ETF and any addition, deletion or substitution and any reweighting or rebalancing of such underlying ETF and whether the change is made by the underlying ETF investment advisor under its existing policies or following a modification of those policies, is due to the publication of a successor underlying ETF or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments in such underlying ETF or the method of its calculation as it believes are appropriate to ensure that the prices of such underlying ETF used to determine the cash settlement amount on the stated maturity date is equitable.

(iii) All determinations and adjustments to be made by the calculation agent with respect to an underlying ETF may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Calculation agent:	Goldman Sachs & Co. LLC (“GS&Co.”)

INVESTMENT TIMELINE WITH RESPECT TO THE SECURITIES OFFERED HEREBY

Trade Date	The initial underlying ETF price of each underlying ETF and the final terms of the securities are set

Maturity Date

The final underlying ETF price of each underlying ETF is determined as of the determination date.

If the final underlying ETF price of each underlying ETF is greater than its initial underlying ETF price, the sum of (i) $10 plus (ii) the product of (a) the lesser performing underlying ETF return times (b) $10 times (c) the upside gearing;

If the final underlying ETF price of any underlying ETF is equal to or less than its initial underlying ETF price but the final underlying ETF price of each underlying ETF is greater than or equal to its downside threshold, $10; or

If the final underlying ETF price of any underlying ETF is less than its downside threshold, the sum of (i) $10 plus (ii) the product of (a) $10 times (b) the sum of the lesser performing underlying ETF return plus the buffer. You will receive less than the face amount of your securities at maturity and you will lose 85.00% of your investment in the securities if the final underlying ETF price of any ETF is zero.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE A SIGNIFICANT PORTION OF YOUR INVESTMENT IN THE SECURITIES. ANY PAYMENT ON THE SECURITIES IS SUBJECT TO THE CREDITWORTHINESS OF GS FINANCE CORP. AND THE GOLDMAN SACHS GROUP, INC. IF GS FINANCE CORP. AND THE GOLDMAN SACHS GROUP, INC. WERE TO DEFAULT ON THEIR PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

HYPOTHETICAL EXAMPLES
(Hypothetical examples use hypothetical terms only. Actual terms will vary.)

The following examples illustrate the hypothetical payments at maturity under different hypothetical scenarios for a $10 security linked to the underlying ETFs based on the assumptions set forth in the table below. The actual terms for the offering of securities are specified above.

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that various hypothetical final underlying ETF prices of the lesser performing underlying ETF on the determination date could have on the cash settlement amount at maturity assuming all other variables remain constant.

The examples below are based on a range of final underlying ETF prices of the lesser performing underlying ETF that are entirely hypothetical; no one can predict what the closing price of any underlying ETF will be on any day throughout the life of your securities, and no one can predict what the final underlying ETF price of any underlying ETF will be on the determination date. The underlying ETFs have been highly volatile in the past — meaning that the underlying ETF prices have changed substantially in relatively short periods — and their performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the original issue date at the face amount and held to the stated maturity date. If you sell your securities in a secondary market prior to the stated maturity date, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying ETFs, the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. In addition, the estimated value of your securities at the time the terms of your securities are set on the trade date (as determined by reference to pricing models used by GS&Co.) is less than the original issue price of your securities. For more information on the estimated value of your securities, see “Additional Risk Factors Specific to Your Securities — The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities” on page PS-11 of this pricing supplement.

Key Terms and Assumptions
Face amount	$10
Upside gearing	1.8475
Downside threshold	with respect to each underlying ETF, 85.00% of its initial underlying ETF price (rounded to the nearest one-hundredth)
Buffer	15.00%
Neither a market disruption event nor a non-trading day occurs on the originally scheduled determination date

No change in or affecting any underlying ETF, any underlying ETF stock, any policy of the applicable underlying ETF investment advisor or any method by which the sponsor of the applicable underlying ETF’s underlying index calculates its underlying index

Securities purchased on original issue date at the face amount and held to the stated maturity date

For these reasons, the actual performance of the underlying ETFs over the life of your securities, as well as the amount payable at maturity may bear little relation to the hypothetical examples shown below or to the historical ETF prices shown elsewhere in this pricing supplement. For information about the underlying ETF prices during recent periods, see “The Underlying ETFs — Historical Closing

Prices of the Underlying ETFs” on page PS-26. Before investing in the securities, you should consult publicly available information to determine the underlying ETF prices between the date of this pricing supplement and the date of your purchase of the securities.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the underlying ETFs.

The prices in the left column of the table below represent hypothetical final underlying ETF prices of the lesser performing underlying ETF and are expressed as percentages of the initial underlying ETF price of the lesser performing underlying ETF. The amounts in the right column represent the hypothetical cash settlement amounts, based on the corresponding hypothetical final underlying ETF price of the lesser performing underlying ETF, and are expressed as percentages of the face amount of a security (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical cash settlement amount of 100.000% means that the value of the cash payment that we would deliver for each $10 of the outstanding face amount of the offered securities on the stated maturity date would equal 100.000% of the face amount of a security, based on the corresponding hypothetical final underlying ETF price of the lesser performing underlying ETF and the assumptions noted above.

Hypothetical Final Underlying ETF Price of the Lesser Performing Underlying ETF	Hypothetical Cash Settlement Amount at Maturity
(as Percentage of Initial Underlying ETF Price)	(as Percentage of Face Amount)
200.000%	284.750%
175.000%	238.563%
150.000%	192.375%
125.000%	146.188%
100.000%	100.000%
95.000%	100.000%
90.000%	100.000%
85.000%	100.000%
75.000%	90.000%
50.000%	65.000%
25.000%	40.000%
0.000%	15.000%

If, for example, the final underlying ETF price of the lesser performing underlying ETF were determined to be 25.000% of its initial underlying ETF price, the cash settlement amount that we would deliver on your securities at maturity would be 40.000% of the face amount of your securities, as shown in the table above. As a result, if you purchased your securities on the original issue date at the face amount and held them to the stated maturity date, you would lose 60.000% of your investment, which is equivalent to losing 1.000% of the face amount of your securities for every 1.000% that the decline in the lesser performing underlying ETF from the trade date to the determination date exceeds 85.000% (if you purchased your securities at a premium to face amount you would lose a correspondingly higher percentage of your investment). Alternatively, if, for example, the final underlying ETF price of the lesser performing underlying ETF were determined to be 95.000% of its initial underlying ETF price, the cash settlement amount that we would deliver on your securities at maturity would be 100.000% of the face amount of your securities, as shown in the table above.

The following chart also shows a graphical illustration of the hypothetical cash settlement amounts (expressed as a percentage of the face amount of your securities) that we would pay on your securities on the stated maturity date, if the final underlying ETF price of the lesser performing underlying ETF were any of the hypothetical prices shown on the horizontal axis. The chart shows that any hypothetical final underlying ETF price of the less performing underlying ETF of less than 85.000% (the section left of the 85.000% marker on the horizontal axis) would result in a hypothetical cash settlement amount of less than 100.000% of the face amount of your securities (the section below the 100.000% marker on the vertical axis) and, accordingly, in a loss of principal on the securities.

The cash settlement amounts shown above are entirely hypothetical; they are based on hypothetical market prices for the underlying ETFs that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your securities on the stated maturity date or at any other time, including any time you may wish to sell your securities, may bear little relation to the hypothetical cash settlement amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in any offered securities. The hypothetical cash settlement amounts on securities held to the stated maturity date in the examples above assume you purchased your securities at their face amount and have not been adjusted to reflect the actual issue price you pay for your securities. The return on your investment (whether positive or negative) in your securities will be affected by the amount you pay for your securities. If you purchase your securities for a price other than the face amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Additional Risk Factors Specific to Your Securities — The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors” on page PS-15.

Payments on the securities are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the securities are economically equivalent to a bond bought by the holder and one or more options entered into between the holder and us. Therefore, the terms of the securities may be impacted by the various factors mentioned under “Additional Risk Factors Specific to Your Securities — The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors” on page PS-15. The discussion in this paragraph does not modify or affect the terms of the securities or the U.S. federal income tax treatment of the securities, as described elsewhere in this pricing supplement.

We cannot predict the actual final underlying ETF prices of the underlying ETFs or what the market value of your securities will be on any particular trading day, nor can we predict the relationship between the closing prices of the underlying ETFs and the market value of your securities at any time prior to the stated maturity date. The actual amount that you will receive at maturity and the rate of return on the offered securities will depend on the actual final underlying ETF prices determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your securities on the stated maturity date may be very different from the information reflected in the examples above.

ADDITIONAL RISK FACTORS SPECIFIC TO YOUR SECURITIES

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying general terms supplement. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying ETF stocks, i.e., with respect to the SPDR® S&P 500® ETF Trust to which your securities are linked, the stocks comprising such underlying ETF. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Without limiting the foregoing, for certain risks and considerations related to conflicts of interest, including calculation agent discretion and hedging activities, see “Additional Risk Factors Specific to the Notes — Risks Related to Structure, Valuation and Secondary Market Sales — The Calculation Agent Will Have the Authority to Make Determinations That Could Affect the Market Value of Your Notes, When Your Notes Mature and the Amount, If Any, Payable on Your Notes” and “Additional Risk Factors Specific to the Notes — Risks Related to Conflicts of Interest — Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Notes and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes” in the accompanying general terms supplement.

Risks Related to Structure, Valuation and Secondary Market Sales

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The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth above under “Estimated Value of Your Securities”; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the trade date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. is not obligated to make a market in the securities. See “— Your Securities May Not Have an Active Trading Market” below.

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The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the securities will be based on the performance of each underlying ETF, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 65 of the accompanying prospectus.

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You May Lose a Substantial Portion of Your Investment in the Securities

You can lose a substantial portion of your investment in the securities. The cash settlement amount on your securities on the stated maturity date will be based on the performance of the lesser performing underlying ETF as measured from its initial underlying ETF price to its closing price on the determination date. If the final underlying ETF price of the lesser performing underlying ETF is less than its downside threshold (i.e., the final underlying ETF price of the lesser performing underlying ETF has declined, relative to its initial underlying ETF price, by more than the buffer), you will have a loss for each $10 of the face amount of your securities equal to the product of $10 times the sum of the lesser performing underlying ETF return plus the buffer. As specified elsewhere in this pricing supplement, if the final underlying ETF price of the lesser performing underlying ETF declines, relative to its initial underlying ETF price, by more than the buffer, you will lose 1% of the face amount of your securities for every 1% that such decline exceeds the buffer. Thus, you may lose a substantial portion of your investment in the securities, which would include any premium to face amount you paid when you purchased the securities.

Also, the application of the buffer applies only at maturity and the market price of your securities prior to the stated maturity date may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities even if the price of the lesser performing underlying ETF is not below its downside threshold at the time of sale.

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The Cash Settlement Amount on Your Securities Is Not Linked to the Prices of the Underlying ETFs at Any Time Other Than the Determination Date

The final underlying ETF price of each ETF will be based on the closing price of such underlying ETF on the determination date (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the closing price of one underlying ETF dropped precipitously on the determination date, the cash settlement amount for your securities may be significantly less than it would have been had the cash settlement amount been linked to the closing price of such underlying ETF prior to such drop in the price of such underlying ETF. Although the actual prices of the underlying ETFs on the stated maturity date or at other times during the life of your securities may be higher than the final underlying ETF prices, you will not benefit from the closing prices of the underlying ETFs at any time other than on the determination date.

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The Cash Settlement Amount Will Be Based Solely on the Lesser Performing Underlying ETF

The cash settlement amount will be based on the lesser performing underlying ETF without regard to the performance of the other underlying ETF. As a result, you could lose some of your initial investment if the lesser performing underlying ETF return is negative, even if there is an increase in the price of the other underlying ETF. This could be the case even if the other underlying ETF increased by an amount greater than the decrease in the lesser performing underlying ETF.

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Your Securities Do Not Bear Interest

You will not receive any interest payments on your securities. As a result, even if the cash settlement amount payable for each of your securities on the stated maturity date exceeds the face amount of your securities, the overall return you earn on your securities may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

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Because the Securities Are Linked to the Performance of the Lesser Performing Underlying ETF, You Have a Greater Risk of Sustaining a Significant Loss on Your Investment Than If the Securities Were Linked to Just One Underlying ETF

The risk that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying ETF. With two underlying ETFs, it is more likely that at least one underlying ETF will close below its downside threshold on the determination date, than if the securities were linked to only one underlying ETF. Therefore, it is more likely that you will suffer a significant loss on your investment.

Movements in the values of the underlying ETFs may be correlated or uncorrelated at different times during the term of the securities and, if there is correlation, such correlation may be positive (the underlying ETFs move in the same direction) or negative (the underlying ETFs move in reverse directions). You should not take the historical correlation (or lack thereof) of the underlying ETFs as an indication of the future correlation, if any, of the underlying ETFs. Such correlation could have an adverse effect on your return on the securities. For example, if the underlying ETFs are negatively correlated on the determination date and the price of one underlying ETF increases, it is likely that the other underlying ETF will decrease and such decrease could cause one or both of the underlying ETFs to close below its downside threshold on the determination date. As discussed below in “A Lower Downside Threshold May Reflect Greater Expected Volatility of the Underlying ETFs, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Prices of the Underlying ETFs and, Potentially, a Significant Loss at Maturity”, lower downside thresholds indicate a greater potential for a loss on your investment at maturity, which are risks generally associated with underlying ETFs that have lower correlation. In addition, other factors and inputs other than correlation may impact how the terms of the securities are set and the performance of the securities.

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A Lower Downside Threshold May Reflect Greater Expected Volatility of the Underlying ETFs, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Prices of the Underlying ETFs and, Potentially, a Significant Loss at Maturity

The economic terms for the securities, including the downside threshold, are based, in part, on the expected volatility of each underlying ETF at the time the terms of the securities are set. “Volatility” refers to the frequency and magnitude of changes in the prices of the underlying ETFs.

Higher expected volatility with respect to each underlying ETF as of the trade date generally indicates a greater expectation as of that date that the final underlying ETF price of one or more of the underlying ETFs could ultimately be less than its downside threshold on the determination date, which would result in a loss of a significant portion of your investment in the securities. At the time the terms of the securities are set, higher expected volatility will generally be reflected in a lower downside threshold, as compared to otherwise comparable securities issued by the same issuer with the same maturity but with one or more different underlying ETFs. However, there is no guarantee that the lower downside threshold set for your securities on the trade date will adequately compensate you, from a risk-potential reward perspective, for the greater risk of losing a significant portion of your investment in the securities.

A relatively lower downside threshold (as compared to otherwise comparable securities), which would increase the buffer against the loss of principal, may generally indicate an increased risk that the price of each underlying ETF will decrease substantially. This would result in a significant loss at maturity if the final underlying ETF price of any underlying ETF is less than its downside threshold. Further, a relatively lower downside threshold may not indicate that the securities have a greater likelihood of a return of principal at maturity based on the performance of each underlying ETF.

You should not take the historical volatility of any underlying ETF as an indication of its future volatility. You should be willing to accept the downside market risk of each underlying ETF and the potential to lose a significant portion of your investment at maturity.

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You Are Exposed to the Market Risk of Each Underlying ETF

Your return on the securities will be contingent upon the independent performance of each underlying ETF. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be fully exposed to the risks related to each underlying ETF. Poor performance by any of the underlying ETFs over the term of the securities may negatively affect your return and will not be offset or mitigated by positive performance by the other underlying ETF.

To receive any contingent repayment of principal at maturity, each underlying ETF must close at or above its downside threshold on the determination date. In addition, you will incur a loss proportionate to the negative return of the lesser performing underlying ETF even if the other underlying ETF appreciates during the term of the securities. Accordingly, your investment is subject to the market risk of each underlying ETF.

Movements in the values of the underlying ETFs may be correlated or uncorrelated at different times during the term of the securities. Any such correlation may be positive (the underlying ETFs move in the same direction) or negative (the underlying ETFs move in reverse directions), and such correlation (or lack thereof) could have an adverse effect on your return on the securities. If the performance of the underlying ETFs is not correlated or is negatively correlated, the risk of incurring a significant loss of principal at maturity generally increases.

For example, the likelihood that one of the underlying ETFs will close below its downside threshold on the determination date, generally will increase when the movements in the values of the underlying ETFs are negatively correlated. This results in a greater likelihood that there will be a significant loss of principal at maturity.

However, even if the underlying ETFs have a higher positive correlation, one or more of those underlying ETFs might close below its downside threshold on the determination date, as each of the underlying ETFs may decrease in value together.

The downside thresholds are determined, in part, based on the correlations of the underlying ETFs’ performance at the time when the terms of the securities are set on the trade date. A lower downside threshold (as compared to otherwise comparable securities) are generally associated with more negative correlation, which reflects a greater likelihood that there will be a loss on your investment at maturity. However, there is no guarantee that the lower downside threshold set for your securities on the trade date will adequately compensate you, from a risk-potential reward perspective, for the greater risk of losing some of your investment in the securities.

The correlations referenced in setting the terms of the securities are based on the future expected correlation of the underlying ETFs as determined by us and are not derived from the daily prices of the underlying ETFs over the period set forth under “Correlation of the Underlying ETFs.” Other factors and inputs other than correlation may also impact how the terms of the securities are set and the performance of the securities.

The greater the number of underlying ETFs to which a security is linked, generally the more likely it is that one of the underlying ETFs will close below its downside threshold, resulting in a greater likelihood that there will be a significant loss of principal at maturity.

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The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control and impact the value of bonds and options generally, will influence the market value of your securities, including:

• the prices of the underlying ETFs;

• the volatility — i.e., the frequency and magnitude of changes — in the closing prices of the underlying ETFs;

• the dividend rates of the underlying ETF stocks;

• economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlying ETF stocks, and which may affect the closing prices of the underlying ETFs;

• the actual and expected positive or negative correlation between the underlying ETFs, or the actual or expected absence of any such correlation;

• interest rates and yield rates in the market;

• the time remaining until your securities mature; and

• our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your securities before maturity, including the price you may receive for your securities in any market-making transaction. If you sell your securities before maturity, you may receive less than the face amount of your securities.

You cannot predict the future performance of the underlying ETFs based on their historical performance. The actual performance of the underlying ETFs over the life of the offered securities and the cash settlement amount paid on the stated maturity date may bear little or no relation to the historical closing prices of the underlying ETFs or to the hypothetical examples shown elsewhere in this pricing supplement.

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Your Securities May Not Have an Active Trading Market

Your securities will not be listed or displayed on any securities exchange or included in any interdealer market quotation system, and there may be little or no secondary market for your securities. Even if a secondary market for your securities develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your securities in any secondary market could be substantial.

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If You Purchase Your Securities at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Securities Purchased at Face Amount and the Impact of Certain Key Terms of the Securities Will Be Negatively Affected

The cash settlement amount you will be paid for your securities on the stated maturity date will not be adjusted based on the issue price you pay for the securities. If you purchase securities at a price that differs from the face amount of the securities, then the return on your investment in such securities held to the stated maturity date will differ from, and may be substantially less than, the return on securities purchased at face amount. If you purchase your securities at a premium to face amount and hold them to the stated maturity date the return on your investment in the securities will be lower than it would have been had you purchased the securities at face amount or a discount to face amount. In addition, the impact of the downside threshold on the return on your investment will depend upon the price you pay for your securities relative to face amount. For example, the downside threshold, while still limiting some downside exposure to the lesser performing underlying ETF, will allow a greater percentage decrease in your investment in the securities than would have been the case for securities purchased at face amount or a discount to face amount.

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The Return on Your Securities Will Not Reflect Any Dividends Paid on the Underlying ETFs or Any Underlying ETF Stocks

The return on your securities will not reflect the return you would realize if you actually owned shares of the underlying ETFs and received the distributions paid on the shares of such underlying ETFs. You will not receive any dividends that may be paid on any of the underlying ETF stocks by the underlying ETF stock issuers or the shares of the underlying ETF. See “— You Have No Shareholder Rights or Rights to Receive Any Shares of the Underlying ETFs or Any Underlying ETF Stock” below for additional information.

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You Have No Shareholder Rights or Rights to Receive Any Shares of the Underlying ETFs or Any Underlying ETF Stock

Investing in your securities will not make you a holder of any shares of the underlying ETFs or any underlying ETF stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlying ETFs or the underlying ETF stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlying ETFs or the underlying ETF stocks or any other rights of a holder of any shares of the underlying ETFs or the underlying ETF stocks. Your securities will be paid in cash and you will have no right to receive delivery of any shares of the underlying ETFs or any underlying ETF stocks.

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We May Sell an Additional Aggregate Face Amount of the Securities at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate face amount of the securities subsequent to the date of this pricing supplement. The issue price of the securities in the subsequent sale may differ substantially (higher or lower) from the issue price you paid as provided on the cover of this pricing supplement.

Additional Risks Related to the Underlying ETFs

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Except to the Extent GS&Co. and One or More of Our Other Affiliates Act as Authorized Participants in the Distribution of, and, at Any Time, May Hold, Shares of, the Underlying ETFs, There Is No Affiliation Between the Underlying ETF Investment Advisors and Us

GS&Co. and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of the underlying ETFs, and, at any time, may hold shares of the underlying ETFs. Goldman Sachs is not otherwise affiliated with the underlying ETF investment advisors. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the underlying ETFs. You, as an investor in the securities, should make your own investigation into the underlying ETFs.

The underlying ETF investment advisors are not involved in the offering of the securities in any way and do not have any obligation of any sort with respect to the securities. The underlying ETF investment advisors do not have any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of the securities.

Additional Risks Related to the SPDR® S&P 500® ETF Trust

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The Policies of the SPDR® S&P 500® ETF Trust’s Investment Advisor and the Sponsor of the SPDR® S&P 500® ETF Trust’s Underlying Index Could Affect the Amount Payable on Your Securities and Their Market Value

The SPDR® S&P 500® ETF Trust’s investment advisor may from time to time be called upon to make certain policy decisions or judgments with respect to the SPDR® S&P 500® ETF Trust, including those concerning the calculation of the net asset value of the SPDR® S&P 500® ETF Trust, additions, deletions or substitutions of securities in the SPDR® S&P 500® ETF Trust and the manner in which changes affecting its underlying index are reflected in the SPDR® S&P 500® ETF Trust that could affect the market price of the shares of the SPDR® S&P 500® ETF Trust, and therefore, the amount payable on your securities on the stated maturity date and the market value of your securities before that date. The amount payable on your securities and their market value could also be affected if the underlying ETF investment advisor changes these policies, for example, by changing the manner in which it calculates the net asset value of the SPDR® S&P 500® ETF Trust, or if the underlying ETF investment advisor discontinues or suspends calculation or publication of the net asset value of the SPDR® S&P 500® ETF Trust, in which case it may become difficult or inappropriate to determine the market value of your securities.

If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the closing price of the SPDR® S&P 500® ETF Trust on the determination date — and thus the amount payable on the stated maturity date — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing price of the SPDR® S&P 500® ETF Trust on the determination date and the amount payable on your securities more fully under “Key Terms— Discontinuance or modification of an underlying ETF” on page PS-4 of this pricing supplement.

In addition, the sponsor of the SPDR® S&P 500® ETF Trust’s underlying index owns the underlying index and is responsible for the design and maintenance of its underlying index. The policies of the sponsor of the SPDR® S&P 500® ETF Trust’s underlying index concerning the calculation of its underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in its underlying index, could affect the level of its underlying index and, consequently, could affect the market prices of shares of the SPDR® S&P 500® ETF Trust and, therefore, the amount payable on your securities and their market value.

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There Is No Assurance That an Active Trading Market Will Continue for the SPDR® S&P 500® ETF Trust or That There Will Be Liquidity in Any Such Trading Market; Further, the SPDR® S&P 500® ETF Trust Is Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the shares of the SPDR® S&P 500® ETF Trust and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the SPDR® S&P 500® ETF Trust or that there will be liquidity in the trading market.

In addition, the SPDR® S&P 500® ETF Trust is subject to management risk, which is the risk that the underlying ETF investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. The SPDR® S&P 500® ETF Trust is also not actively managed and may be affected by a general decline in market segments relating to its underlying index. The underlying ETF investment advisor invests in securities included in, or representative of, its underlying index regardless of their investment merits. The underlying ETF investment advisor does not attempt to take defensive positions in declining markets. In addition, the underlying ETF investment advisor may be permitted to engage in securities lending with respect to a portion of the SPDR® S&P 500® ETF Trust's total assets, which could subject the SPDR® S&P 500® ETF Trust to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the SPDR® S&P 500® ETF Trust is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories.

Further, the SPDR® S&P 500® ETF Trust is subject to listing standards adopted by the securities exchange on which the SPDR® S&P 500® ETF Trust is listed for trading. There can be no assurance that the SPDR® S&P 500® ETF Trust will continue to meet the applicable listing requirements, or that the SPDR® S&P 500® ETF Trust will not be delisted.

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The SPDR® S&P 500® ETF Trust and Its Underlying Index Are Different and the Performance of the SPDR® S&P 500® ETF Trust May Not Correlate With the Performance of Its Underlying Index

The SPDR® S&P 500® ETF Trust may not hold all or substantially all of the equity securities included in its underlying index and may hold securities or assets not included in its underlying index. Therefore, while the performance of the SPDR® S&P 500® ETF Trust is generally linked to the performance of its underlying index, the performance of the SPDR® S&P 500® ETF Trust is also linked in part to shares of equity securities not included in its underlying index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with the ETF investment advisor.

Imperfect correlation between the SPDR® S&P 500® ETF Trust’s portfolio securities and those in its underlying index, rounding of prices, changes to its underlying index and regulatory requirements may cause tracking error, which is the divergence of the SPDR® S&P 500® ETF Trust’s performance from that of its underlying index.

In addition, the performance of the SPDR® S&P 500® ETF Trust will reflect additional transaction costs and fees that are not included in the calculation of its underlying index and this may increase the tracking error of the SPDR® S&P 500® ETF Trust. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between the SPDR® S&P 500® ETF Trust and its underlying index. Finally, because the shares of the SPDR® S&P 500® ETF Trust are traded on an exchange and are subject to market supply and investor demand, the market value of one share of the SPDR® S&P 500® ETF Trust may differ from the net asset value per share of the SPDR® S&P 500® ETF Trust.

For all of the foregoing reasons, the performance of the SPDR® S&P 500® ETF Trust may not correlate with the performance of its underlying index. Consequently, the return on the securities will not be the same as investing directly in the SPDR® S&P 500® ETF Trust’s underlying index or in its underlying index stocks, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of its underlying index.

Additional Risks Related to the SPDR® Gold Trust

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The Policies of the SPDR® Gold Trust’s Investment Advisor Could Affect the Amount Payable on Your Securities and Their Market Value

The SPDR® Gold Trust’s investment advisor may be called upon to make certain policy decisions or judgments with respect to the SPDR® Gold Trust, including those concerning the calculation of the net asset value of the SPDR® Gold Trust, additions, deletions or substitutions of assets in the SPDR® Gold Trust. Such determinations could affect the market price of the shares of the SPDR® Gold Trust, and therefore, the amount payable on your securities. The amount payable on your securities and their market value could also be affected if the underlying ETF investment advisor changes these policies, for example, by changing or discontinuing the manner in which it evaluates the assets held by the SPDR® Gold Trust and the manner in which it calculates the net asset value of the SPDR® Gold Trust, in which case it may become difficult or inappropriate to determine the market value of your securities.

If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the closing price of the SPDR® Gold Trust on the determination date — and thus the amount payable on the stated maturity date — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing price of the SPDR® Gold Trust on the determination date and the amount payable on your securities more fully under “Key Terms— Discontinuance or modification of an underlying ETF” on page PS-4 of this pricing supplement.

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There Is No Assurance That an Active Trading Market Will Continue For the SPDR® Gold Trust or That There Will Be Liquidity in Any Such Trading Market; Further, the SPDR® Gold Trust Is Subject to Custody Risks

Although the shares of the SPDR® Gold Trust and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the SPDR® Gold Trust or that there will be liquidity in the trading market.

The purpose of the SPDR® Gold Trust is to own gold transferred to the SPDR® Gold Trust in exchange for shares issued by the SPDR® Gold Trust. The SPDR® Gold Trust is not actively managed and may be affected by a decline in the price of gold.

In addition, the SPDR® Gold Trust is subject to custody risk, which refers to the risks in safekeeping the SPDR® Gold Trust’s gold bars and facilitating the transfer of gold bars into and out of the SPDR® Gold Trust.

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The SPDR® Gold Trust Is a Concentrated Investment in a Single Commodity and Does Not Provide Diversified Exposure

The SPDR® Gold Trust is concentrated in a single commodity. As a result, the performance of the SPDR® Gold Trust will be concentrated in the performance of that specific commodity. Although your investment in the securities will not result in the ownership or other direct interest in the commodity held (directly or indirectly) by the SPDR® Gold Trust, the return on your investment in the securities will be subject to certain risks similar to those associated with direct investment in that commodity. This increases the risk that any market events that create a decrease in demand for or the trading price of the commodity would significantly adversely affect the SPDR® Gold Trust, which could have an adverse impact on the value of the securities.

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The Value of the Shares of SPDR® Gold Trust Relates Directly to the Value of the Gold Held by SPDR® Gold Trust and Fluctuations in the Price of Gold Could Materially Adversely Affect an Investment in SPDR® Gold Trust’s Shares

The shares are designed to mirror as closely as possible the performance of the price of gold, and the value of the shares relates directly to the value of the gold held by SPDR® Gold Trust, less the trust’s liabilities (including estimated accrued expenses). The price of gold has fluctuated widely over the past several years. Several factors may affect the price of gold, including, but not limited to:

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global supply and demand of gold, which may be influenced by such factors as gold’s uses in jewelry, technology and industrial applications, purchases made by investors in the form of bars, coins and other gold products, forward selling by gold producers, purchases made by gold producers to unwind their hedge positions, central bank purchases and sales, and production and cost levels in the major gold-producing countries such as China, the United States and Australia;
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interest rates;
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investors’ expectations concerning inflation rates;
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currency exchange rates;
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investment and trading activities of hedge funds and commodity funds;
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global or regional political, economic, public health or financial events and situations, especially those unexpected in nature; and
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other economic variables such as income growth, economic output and monetary policies.

Gold markets have historically experienced extended periods of flat or declining prices, in addition to sharp fluctuations.

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Fees and Expenses Payable by the SPDR® Gold Trust Are Charged Regardless of Profitability and May Result in a Depletion of its Assets

The SPDR® Gold Trust is subject to fees and expenses, which are payable irrespective of profitability. Interest earned on the assets posted as collateral is paid to the SPDR® Gold Trust and is used to pay fees and expenses. A prolonged decline in interest rates could materially affect the amount of interest paid to the SPDR® Gold Trust. In the case of either an extraordinary expense and/or insufficient interest income to cover ordinary expenses, the SPDR® Gold Trust could be forced to liquidate its positions in gold to pay such expenses.

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Potential Discrepancies, or Future Changes, in the Calculation of the LBMA Gold Price PM Could Have an Adverse Effect on the Value of the SPDR® Gold Trust Shares

The value of the gold held by the SPDR® Gold Trust is determined using the LBMA Gold Price PM, which is the LBMA Gold Price determined at 3:00 pm (London time) on the particular day. ICE Benchmark Administration (IBA) is the administrator for the LBMA Gold Price PM, and IBA provides the auction platform, methodology as well as overall independent administration and governance for the LBMA Gold Price. As the administrator of the LBMA Gold Price, IBA operates an electronic and tradeable auction process. The price formation is in U.S. dollars only and prices are set twice daily at 10:30 a.m. and 3:00 p.m. (London time). Within the process, aggregated gold bids and offers are updated in real-time with the imbalance calculated and the price updated every 30 seconds until the buy and sell orders are matched.

If the LBMA Gold Price PM does not prove to be an accurate benchmark, and the LBMA Gold Price PM varies materially from the price of gold determined by other mechanisms, the net asset value of the SPDR® Gold Trust and, therefore, the value of an investment in the shares could be adversely impacted. Further, the calculation of the LBMA Gold Price PM is not an exact process, but is based upon a procedure of matching orders from participants in the auction process and their customers to sell gold with orders from participants in the auction process and their customers to buy gold at particular prices. The LBMA Gold Price PM does not therefore purport to reflect each buyer or seller of gold in the market, nor does it purport to set a definitive price for gold at which all orders for sale or purchase will take place on that particular day or time. All orders placed into the auction process by the participants will be executed on the basis of the price determined pursuant to the LBMA Gold Price PM auction process. Any future developments or changes in the determination of the LBMA Gold price PM, to the extent they have a material impact on the LBMA Gold Price PM, could adversely impact the net asset value of the SPDR® Gold Trust and the value of the shares.

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The Amount of Gold Represented by the Shares of SPDR® Gold Trust Will Continue to Be Reduced During the Life of SPDR® Gold Trust Due to SPDR® Gold Trust’s Expenses

Each outstanding share represents a fractional, undivided interest in the gold held by SPDR® Gold Trust. The SPDR® Gold Trust does not generate any income and regularly sells gold to pay for its ongoing expenses. Therefore, the amount of gold represented by each share has gradually declined over time. This is also true with respect to shares that are issued in exchange for additional deposits of gold into the SPDR® Gold Trust, as the amount of gold required to create shares proportionately reflects the amount of gold represented by the shares outstanding at the time of creation. Assuming a constant gold price, the trading price of the shares is expected to gradually decline relative to the price of gold as the amount of gold represented by the shares gradually declines.

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Termination or Liquidation of the SPDR® Gold Trust Could Adversely Affect the Value of the Securities

The SPDR® Gold Trust is a Delaware statutory trust. The trust may be required to terminate and liquidate at a time that is disadvantageous to you. If the trust is required to terminate and liquidate, such termination and liquidation could occur at a time when the price of gold is lower than the price of gold at the time when you purchased your securities, which could have an adverse impact on the value of the securities.

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Ongoing Commodities-Related Regulatory Investigations And Private Litigation Could Affect Prices for Commodities, Which Could Adversely Affect Your Securities

An increased focus on price setting and trading prices by regulators and exchanges recently have resulted in a number of changes to the ways in which prices are determined, including prices for commodities. This increased focus also resulted in the publication of standards for benchmark setting by the International Organization of Securities Commissions. Investigations by regulatory authorities, enforcement actions and criminal proceedings in the United States and around the world, and private litigation regarding potential direct and indirect manipulation of the trading prices of certain commodities, are ongoing against a number of firms.

These ongoing investigations, actions, proceedings and litigations may result in further review by exchanges and regulators of the methods by which commodities prices are determined and the manner in which commodities are traded and changes to those methods. In addition, changes to other commodity-related activities, such as storage facilities and delivery methods, may also occur. If any of these changes occur, the price of the commodity to which your securities may be linked may be affected, which may thereby adversely affect the price of the SPDR® Gold Trust and your securities.

In addition, if alleged trading price manipulation or other alleged conduct that may have artificially affected prices has occurred or is continuing, certain published commodity prices (including historical prices) may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. In particular, the historical trading information of the commodity to which your securities may be linked may be incorrect and, as a result, may not be representative of the prices or changes in prices or the volatility of the commodity to which your securities may be linked. In the future, any such artificially lower (or higher) prices could have an adverse impact on the relevant commodities or commodity contracts and any payments on, and the value of, your securities and the trading market for your securities.

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Legal and Regulatory Changes Could Adversely Affect the Return on and Value of Your Securities

The Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank), which effected substantial changes to the regulation of the futures and over-the-counter (OTC) derivatives markets, was enacted in July 2010. Dodd-Frank required regulators, including the Commodity Futures Trading Commission (CFTC), to adopt regulations to implement many of the requirements of the legislation. While the CFTC has adopted the required regulations, some of them have only recently become effective. The ultimate impact of the regulatory scheme, therefore, cannot yet be fully determined. Under Dodd-Frank, in October 2020 the CFTC adopted a rule to impose limits on the size of positions that can be held by market participants in futures and OTC derivatives on physical commodities. Required compliance with the new position limits rule began on January 1, 2022 for physical commodity futures (and any associated referenced contracts other than economically equivalent swaps) and on January 1, 2023 for economically equivalent swaps. Despite the compliance date for economically equivalent swaps having passed, there remains substantial market uncertainty as to the exact scope of what constitutes an economically equivalent swap. The CFTC also has adopted rules governing the aggregation of positions by market participants under common control and by trading managers. While the ultimate scope and impact of the position limit and aggregation rules, as well as other CFTC rules cannot be conclusively determined at present, these new requirements could restrict the ability of certain market participants to participate in the commodities, futures and swap markets and markets for other OTC derivatives on physical commodities to the extent and at the levels that they have in the past. These factors may also have the effect of reducing liquidity and increasing costs in these markets as well as affecting the structure of the markets in other ways.

In addition, these legislative and regulatory changes have increased, and will continue to increase, the level of regulation of markets and market participants, and therefore the costs of participating in the commodities, futures and OTC derivatives markets. Without limitation, these changes require many OTC derivatives transactions to be executed on regulated exchanges or trading platforms and cleared through regulated clearing houses. Swap dealers (as defined by the CFTC) are also required to be registered and are subject to various regulatory requirements, including, but not limited to, posting and collecting margin for un-cleared OTC swaps traded bilaterally with financial entities, recordkeeping, reporting and various business conduct requirements, as well as minimum financial capital requirements. These legislative and regulatory changes, and the resulting increased costs and regulatory oversight requirements, could result in market participants being required to, or deciding to, limit their trading activities, which could cause reductions in market liquidity and increases in market volatility. In addition, transaction costs incurred by market participants are likely to be higher than in the past, reflecting the costs of compliance with the new regulations. These consequences could adversely affect the price of the SPDR® Gold Trust, which could in turn adversely affect the return on and value of your securities.

In addition, other regulatory bodies have passed or proposed, or may propose in the future, legislation similar to Dodd-Frank or other legislation containing other restrictions that could adversely impact the liquidity of and increase costs of participating in the commodities markets. For example, the European Union (“EU”) Markets in Financial Instruments Directive (Directive 2014/65/EU) and Markets in Financial Instruments Regulation (Regulation (EU) No 600/2014) (together “MiFID II”), which has applied since January 3, 2018, governs the provision of investment services and activities in relation to, as well as the organized trading of, financial instruments such as shares, bonds, units in collective investment schemes and derivatives. In particular, MiFID II requires EU Member States to apply position limits to the size of a net position which a person can hold at any time in commodity derivatives traded on EU trading venues and in “economically equivalent” OTC contracts. By way of further example, the European Market Infrastructure Regulation (Regulation (EU) No 648/2012) (“EMIR”) introduced certain requirements in respect of OTC derivatives including: (i) the mandatory clearing of OTC derivative contracts declared subject to the clearing obligation; (ii) risk mitigation techniques in respect of uncleared OTC derivative contracts, including the mandatory margining of uncleared OTC derivative contracts; and (iii) reporting and recordkeeping requirements in respect of all derivative contracts. In the event that the requirements under EMIR and MiFID II apply, these are expected to increase the cost of transacting derivatives.

Risks Related to Tax

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Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered securities with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered securities could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered securities. This is discussed in more detail under “Employee Retirement Income Security Act” below.

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The Tax Consequences of an Investment in Your Securities Are Uncertain

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

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Your Securities May Be Subject to the Constructive Ownership Rules

There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your securities. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

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Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

THE UNDERLYING ETFs

SPDR® S&P 500® ETF Trust

The units of the SPDR® S&P 500® ETF Trust (the “underlying ETF”) are issued by SPDR® S&P 500® ETF Trust (the “trust”), a unit investment trust that is a registered investment company.

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The underlying ETF is an exchange-traded fund that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Index (the “index”). The index includes 500 selected companies listed on national stock exchanges and spanning a broad range of major industries.
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The return on your securities is linked to the performance of the underlying ETF, and not to that of the index on which the underlying ETF is based. The performance of the underlying ETF may significantly diverge from that of its index.
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The underlying ETF does not have an investment advisor. Its investments are adjusted by the trustee. The underlying ETF’s trustee is State Street Global Advisors Trust Company.
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The trust’s sponsor is PDR Services, LLC.
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The underlying ETF’s units trade on the NYSE Arca under the ticker symbol “SPY”.
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The trust’s SEC CIK Number is 0000884394.
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The inception date for purposes of the units was January 22, 1993.

Where Information About the Underlying ETF Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above. In addition, information regarding the underlying ETF (including its fees, top ten holdings and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the underlying ETF’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Underlying ETF From the Trust’s Publicly Available Information

This pricing supplement relates only to your security and does not relate to the underlying ETF. We have derived all information about the underlying ETF in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlying ETF in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlying ETF — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlying ETF could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying ETF.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the underlying ETF. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

SPDR® Gold Trust

The SPDR® Gold Trust (the “trust”) issues shares (the “shares”) representing units of fractional undivided beneficial interest in and ownership of the trust.

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The purpose of the trust is to hold gold bars and, from time to time, issue shares in exchange for deposits of gold and distribute gold in connection with redemptions of shares. The trust seeks to reflect the performance of the price of gold bullion, less the expenses of the trust’s operations. The shares are designed to be a cost-effective and convenient way to invest in gold.
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The trust’s trustee is BNY Mellon Asset Servicing, a division of The Bank of New York Mellon
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The shares trade under the ticker symbol “GLD” on the NYSE Arca.
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The trust’s SEC CIK Number is 0001222333.
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The trust’s inception date was November 12, 2004.

Where Information About the Trust Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above.

In addition, information regarding the trust (including its fees) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the trust’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Trust From the Trust’s Publicly Available Information

This pricing supplement relates only to your security and does not relate to the trust. We have derived all information about the trust in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the trust in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the trust — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the trust could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the trust.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the trust. As an investor in a security, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

Historical Closing Prices of the Underlying etfs

The closing prices of the underlying ETFs have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying ETFs have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing price of any underlying ETF during the period shown below is not an indication that such underlying ETF is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical closing prices of an underlying ETF as an indication of the future performance of an underlying ETF, including because of the recent volatility described above. We cannot give you any assurance that the future performance of any underlying ETF or the underlying ETF stocks will result in you receiving an amount greater than the outstanding face amount of your securities, or that you will not incur a loss on your investment, on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying ETFs. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlying ETFs between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent prices of the underlying ETFs.

The actual performance of an underlying ETF over the life of the offered securities, as well as the cash settlement amount at maturity, may bear little relation to the historical prices shown below.

The graphs below show the daily historical closing prices of each underlying ETF from January 1, 2020 through October 17, 2025. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and commodities and, as a result, the price of most equity ETFs and most commodity ETFs. We obtained the closing prices in the graphs below from Bloomberg Financial Services, without independent verification.

Historical Performance of the SPDR® S&P 500® ETF Trust

Historical Performance of the SPDR® Gold Trust

Correlation of the Underlying ETFs

The graph below shows the historical closing prices of each underlying ETF from January 1, 2020 through October 17, 2025. For comparison purposes, each underlying ETF has been adjusted to have a closing price of 100.00 on January 1, 2020 by dividing the closing price of that underlying ETF on each day by the closing price of that underlying ETF on January 1, 2020 and multiplying by 100.00. We obtained the closing prices used to determine the adjusted closing prices in the graph below from Bloomberg Financial Services, without independent verification. You should not take the historical performance of the underlying ETFs as an indication of the future performance of the underlying ETFs.

Historical Performances of the SPDR® S&P 500® ETF Trust and the SPDR® Gold Trust

Movements in the values of the underlying ETFs may be correlated or uncorrelated at different times during the term of the securities and, if there is correlation, such correlation may be positive (the underlying ETFs move in the same direction) or negative (the underlying ETFs move in reverse directions). The more similar the movements of the daily returns of the underlying ETFs over the given period, the more positively correlated those underlying ETFs are. The graph above illustrates the historical performance of each underlying ETF relative to the other underlying ETF over the time period shown and provides an indication of how the relative performance of the daily returns of one underlying ETF has historically been to another. However, it is the actual price of the lesser performing underlying ETF (and not the price of historical correlation between the underlying ETFs) that determines the return on your securities.

Please read “Additional Risk Factors Specific to Your Securities—You Are Exposed to the Market Risk of Each Underlying ETF” on page PS-11 of this pricing supplement.

Supplemental Discussion of U.S. Federal Income Tax Consequences

The following section supplements, and to the extent inconsistent, replaces, the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

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a dealer in securities or currencies;
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a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
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a bank;
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a life insurance company;
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a regulated investment company;
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an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
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a tax exempt organization;
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a partnership;
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a person that owns a security as a hedge or that is hedged against interest rate risks;
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a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
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a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and other tax consequences of your investment in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your securities as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of a security and you are:

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a citizen or resident of the United States;
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a domestic corporation;
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an estate whose income is subject to U.S. federal income tax regardless of its source; or
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a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of the securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as pre-paid derivative contracts in respect of the underlying ETFs. Except as otherwise stated below, the discussion herein assumes that the securities will be so treated.

Upon the sale, exchange or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. If you hold your securities for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your securities for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

In addition, the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your securities. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange or maturity of your securities would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your securities could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

It is also possible that the Internal Revenue Service could assert that your securities should be treated as giving rise to “collectibles” gain or loss if you have held your securities for more than one year, although we do not think such a treatment would be appropriate in this case because a sale or exchange of the securities is not a sale or exchange of a collectible but is rather a sale or exchange of a derivative contract that reflects, in part, through the SPDR® Gold Trust, the value of a collectible. “Collectibles” gain is currently subject to tax at marginal rates of up to 28%.

It is possible that the Internal Revenue Service could seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your securities for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered securities, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of securities and are, for U.S. federal income tax purposes:

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a nonresident alien individual;
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a foreign corporation; or
•
an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your securities at maturity and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of the securities should consult their tax advisors in this regard.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of amounts you receive upon the sale, exchange or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underlying ETFs during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

SUPPLEMENTAL PLAN OF DISTRIBUTION; CONFLICTS OF INTEREST

See “Supplemental Plan of Distribution” on page S-51 of the accompanying general terms supplement and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus. GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.

GS Finance Corp. will sell to Goldman Sachs & Co. LLC (“GS&Co.”), and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this pricing supplement, and to UBS Financial Services Inc. at such price less a concession not in excess of 2.00% of the face amount. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

In connection with the initial offering of the securities, the minimum face amount of securities that may be purchased by any investor is $1,000.

We will deliver the securities against payment therefor in New York, New York on October 21, 2025. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the securities. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

The securities will not be listed on any securities exchange or interdealer quotation system.

VALIDITY OF THE SECURITIES AND GUARANTEE

In the opinion of Sidley Austin LLP, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the securities offered by this pricing supplement have been executed and issued by GS Finance Corp., such securities have been authenticated by the trustee pursuant to the indenture, and such securities have been delivered against payment as contemplated herein, (a) such securities will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such securities will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 27, 2025, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 27, 2025.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$19,849,050

GS Finance Corp.

Buffer GEARS due 2027

guaranteed by

The Goldman Sachs Group, Inc.

____________

____________

Goldman Sachs & Co. LLC

UBS Financial Services Inc.

Selling Agent